SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                  CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 23, 1996


      __________________________Advanta Corp.____________________________
              (Exact name of registrant as specified in its charter)



      _________Delaware________________0-14120_____________23-1462070_____
      (State or other jurisdic-    (Commission File    IRS Employer Identi-
      tion of incorporation)        Number)            fication No.)


      Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware
                 (Address of principal executive offices)
                                 19703
                               (Zip Code)

      Registrant's telephone number, including area code: (302) 791-4400

     Item 5.         Other Events.

     On January 23, 1996 Advanta Corporation announced record earnings for both the fourth quarter and full year 1995. For the fourth quarter of 1995, Advanta reported earnings per share of $.85 and net income of $37.6 million, increases of 21% and 31%, respectively, over fourth quarter 1994. For the full year, earnings per share rose to $3.20 and net income was $136.7 million, up 24% and 29%, respectively, over 1994 results. At December 31, 1995, the Company's portfolio of managed receivables increased by $4.0 billion to $12.2 billion, up 50% over the $8.2 billion recorded at year-end 1994. Total managed credit card receivables grew by $3.5 billion during the year, with total credit card outstandings surpassing the $10 billion mark at year-end 1995. This represented growth of 53% over the previous year.

     Highlights included the following items:

     A substantial 50% year-over-year increase in receivable growth underscored the ongoing strength of the Company's credit card and other lending businesses. Total managed receivables reached $12.2 billion at the close of 1995.

     The Company added 635,000 new credit card accounts during the fourth quarter, raising the total to 4.8 million. This represented a 26% advance over the number of accounts reported at year-end 1994.

     Focus on cost management resulted in an operating expense ratio of 2.93% in the fourth quarter that compared favorably to 3.60% reported for the same period of 1994. The latest quarter's ratio rose slightly from the third quarter's rate of 2.72%.

     Return on common equity for the fourth quarter was 25.5%, versus 26.6% for the comparable quarter of the prior year and 26.2% for the full year 1995.

     The fourth quarter 1995 provision for losses of $25.2 million was boosted considerably over the prior quarter due to the significant growth in receivables. This provision also added $3.2 million to the general reserve.

     The consolidated managed charge-off rate for the fourth quarter of 2.3% was up from 2.0% in the comparable quarter of 1994 and remained level with the third quarter of 1995. The managed credit card charge-off rate increased to 2.6% in the fourth quarter from 2.1% in the year-earlier period and was slightly below 2.7% reported for the third quarter.

     The consolidated managed 30+ day delinquency rate increased to 3.3% in the fourth quarter, up from 2.7% for the fourth quarter of 1994 and 3.0% at September 30. The 30+ day delinquency rate on managed credit cards rose to 2.6% at December 31, above the 2.0% reported for the prior year's comparable quarter and 2.3% at September 30.

     The managed net interest margin for the fourth quarter 1995 was 5.88%, down from 6.06% in the previous year's quarter, and was up from the 5.64% reported at September 30.

     Item 7.   Financial Statements and exhibits.

     (c)  Exhibits

     The following exhibits are filed as part of this Report on Form 8-K:

        27   Financial Data Schedules.

        99   Selected summary financial data.

                                    SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Advanta Corp.


        January 23, 1996            By: /s/ Gene S. Schneyer
                                    Gene S. Schneyer, Vice
                                    President and Secretary

                               EXHIBIT INDEX

        Exhibit No.            Description

            27                 Financial Data Schedules.

            99                 Selected summary financial data.

                           ADVANTA AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                    ($ in millions, except per share data)


                                      Three Months Ended       % Change
                                         December 31,          1995 versus
                                       1995        1994          1994
        OPERATING RESULTS

        Net Revenues                  $185.4      $127.3          46%

        Provision for Losses          $ 25.2      $  6.2         308%

        Operating Expenses            $102.4      $ 77.7          32%

        Net Income                    $ 37.6      $ 28.6          31%

        Earnings per Common Share     $  .85      $  .70          21%

        Average Shares                  44.3        40.8           9%

        Return on Common Equity         25.5%       26.6%         (4%)

        Managed Net Interest Margin     5.88        6.06          (3%)


                                         Year Ended            % Change
                                         December 31,          1995 versus
                                        1995      1994           1994
        OPERATING RESULTS

        Net Revenues(1)               $615.9      $447.8          38%

        Provision for Losses          $ 53.3      $ 34.2          56%

        Operating Expenses            $350.7      $266.8          31%

        Net Income                    $136.7      $106.1          29%

        Earnings per Common Share     $ 3.20      $ 2.58          24%

        Average Shares                  42.7        41.0           4%

        Return on Common Equity         26.2%       27.0%         (3%)

        Managed Net Interest Margin     5.87        6.72         (13%)


        (1) Full year 1994 amount excludes an $18.4 million gain on the sale of credit card relationships.


                             -more-

                           ADVANTA AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                    ($ in millions, except per share data)


                                                                % Change
                                 December 31,   December 31,    1995 versus
                                     1995          1994           1994
        FINANCIAL CONDITION

        Gross Receivables
          Owned                    $ 2,763      $ 1,964            41%
          Managed                  $12,215      $ 8,155            50%

        Total Assets
          Owned                    $ 4,524      $ 3,113            45%
          Managed                  $13,977      $ 9,304            50%

        Stockholders' Equity       $   673      $   442            52%

        Book Value per
        Common Share               $ 14.35      $ 11.12            29%

        Equity/Owned Assets           14.9%        14.2%            5%

        Equity/Managed Assets          4.8%         4.7%            2%


        CREDIT QUALITY

        Reserves as a % of
          Impaired Assets
          Owned Credit Cards         185.8%       186.5%            0%
          Owned Mortgages             18.0%        18.9%           (5%)
        Total Owned Receivables      136.3%        96.1%           42%

        Net Charge-off Rate for the Year
          Managed Credit Cards         2.5%         2.5%            0%
          Managed Mortgages            0.9%         1.7%          (47%)
          Total Managed Receivables    2.2%         2.3%           (4%)

        30+ Day Delinquency Rate
          Managed Credit Cards         2.6%         2.0%           30%
          Managed Mortgages            5.9%         4.9%           20%
          Total Managed Receivables    3.3%         2.7%           22%



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